EXHIBIT 10.1

June 29, 2010

The Bank of New York Mellon 101 Barclay Street, 22-W New York, NY 10286 Attn: ADR Administration	BlackRock Asset Management International Inc. 400 Howard Street San Francisco, CA 94105 Attn: Product Management Team - Intermediary Investors and Exchange-Traded Products Department

Re:	iShares® COMEX® Gold Trust

Ladies and Gentlemen:

Reference is hereby made to the Custodian Agreement (the “Agreement”) dated as of January 19, 2005 between The Bank of New York, a New York banking corporation, in its capacity as the trustee of the iShares® COMEX® Gold Trust (the “Trust”) and The Bank of Nova Scotia, a bank organized under the laws of Canada, pursuant to which the latter was appointed as custodian for the Trust. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

This letter will evidence our agreement, effective on the date hereof, to modify clause “(iii)” of Section 3(h) of the Agreement so that, as amended, it reads in its entirety as follows:

“(iii) after giving effect to the proposed deposit, the value of all Gold held in the Account would exceed $10 billion.”

Except as modified hereby, the Agreement shall continue in full force and effect.

This letter shall be governed by, and construed pursuant to, the laws of the State of New York, without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the General Obligations Law.

Kindly indicate your agreement with the foregoing by countersigning a copy of this letter in the space provided below.

Sincerely,

The Bank of Nova Scotia

By:	/s/ Richard Maskobi
Name:	Richard Maskobi
Title:	Managing Director

Accepted and agreed to,

The Bank of New York Mellon, in its capacity as the Trustee of the iShares® COMEX® Gold Trust

By:	/s/ Peter D. Holland
Name:	Peter D. Holland
Title:	Managing Director

The Bank of New York Mellon

BlackRock Asset Management International, Inc.

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Consented to by:

BlackRock Asset Management International Inc., in its capacity as Sponsor of the iShares® COMEX® Gold Trust

By:	/s/ Raman Suri	By:	/s/ Matthew Lewis
Name:	Raman Suri	Name:	Matthew Lewis
Title:	Managing Director	Title:	Director